                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        WINDMERE-DURABLE HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        WINDMERE-DURABLE HOLDINGS, INC.
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 20, 1997
                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Windmere-Durable Holdings, Inc., a Florida corporation (the "Company"), will be held at the Inter-Continental Hotel, 100 Chopin Plaza, Mezzanine-West, Miami, Florida 33131 on Tuesday, May 20, 1997, at 10:00 a.m. local time for the following purposes.

          1. To elect four members to Class I of the Company's Board of Directors, to serve until the 2000 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

          2. To consider and vote upon a proposal to approve and ratify the Company's 1996 Stock Option Plan;

          3. To consider and vote upon a proposal to approve the Company's 1997 Cash Bonus Performance Plan for Executive Officers;

          4. To ratify the reappointment of Grant Thornton LLP, independent certified public accountants, as the Company's auditors for the fiscal year ending December 31, 1997; and

          5. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on March 24, 1997 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed preaddressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                          By Order of the Board of Directors,

                                          Jerald I. Rosen, Secretary

Miami Lakes, Florida
April 18, 1997

     THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                      1997 ANNUAL MEETING OF SHAREHOLDERS
                                       OF

                        WINDMERE-DURABLE HOLDINGS, INC.
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Windmere-Durable Holdings, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.10 per share (the "Common Stock"), for use at the 1997 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 20, 1997, or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), pursuant to the attached Notice of Annual Meeting. The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to holders of Common Stock is April 21, 1997. Shareholders should review the information provided herein in conjunction with the Company's Annual Report to Shareholders which accompanies this Proxy Statement. The Company's principal executive offices are located at 5980 Miami Lakes Drive, Miami Lakes, Florida 33014-2467, and its telephone number is (305) 362-2611.

                          INFORMATION CONCERNING PROXY

     The enclosed form of proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person, at the Annual Meeting or by filing with the Company's Secretary at the Company's principal executive offices a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone, and the Company is using the services of a proxy solicitation firm at a cost of up to $5,000. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                            PURPOSES OF THE MEETING

     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

          (1) The election of four members to Class I of the Company's Board of Directors to serve until the 2000 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

          (2) To consider and vote upon a proposal to approve and ratify the Company's 1996 Stock Option Plan;

          (3) To consider and vote upon a proposal to approve the Company's 1997 Cash Bonus Performance Plan for Executive Officers;

          (4) The ratification of the reappointment of Grant Thornton LLP ("Grant Thornton"), independent certified public accountants, as the Company's auditors for the fiscal year ending December 31, 1997; and

          (5) Such other business as may properly come before the Annual Meeting, including any adjournment(s) or postponement(s) thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) for the election of the four nominees for director named below; (b) for the approval and ratification of the Company's 1996 Stock Option Plan; (c) for the approval and ratification or the Company's 1997 Cash Bonus Performance Plan for Executive Officers; (d) for the ratification of the appointment of Grant Thornton as the Company's auditors; and (e) in favor of all other proposals described in the Notice of Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on March 24, 1997 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 17,475,038 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting and neither the Company's Articles of Incorporation nor Bylaws provides for cumulative voting rights.

     The attendance, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required for the approval of each matter that is submitted to shareholders for approval, with the exception of the vote for the Board of Directors, which shall be by a plurality of the votes of the shareholders entitled to vote. An independent inspector shall count the votes and ballots. Abstentions are considered as shares present and entitled to vote but are not counted as votes cast in the affirmative on a given matter. A broker or nominee holding shares registered in its name, or in the names of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has, in the opinion of the Company, the discretion to vote the beneficial owner's shares with respect to each of the matters presented at the Annual Meeting. If a matter has been included in the proxy to which a broker or nominee would not have discretionary voting power under applicable New York Stock Exchange rules, any broker or nominee "non-votes" would not be considered as shares entitled to vote on that subject matter and therefore would not be considered by the inspector when counting votes cast on the matter. If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

                               SECURITY OWNERSHIP

     The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of the Company's Common Stock by (i) each director of the Company (certain of whom constitute nominees for election as directors at the Annual Meeting), (ii) the Company's Chief Executive Officer and four other most highly compensated officers of the Company during the year ended December 31, 1996, (iii) each beneficial owner of more than 5% of the outstanding Common Stock and (iv) all directors and executive officers of the Company, as a group.

                                                                     COMMON STOCK
                                                                BENEFICIALLY OWNED(2)
                                                              --------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                        SHARES            PERCENT
---------------------------------------                       ---------          -------
Jerald I. Rosen.............................................     49,500(3)             *
Bert Sager..................................................     79,500(4)             *
Harold Strauss..............................................     41,004(5)             *
Leonard Glazer..............................................     25,552(6)             *
David M. Friedson...........................................  1,057,272(7)           5.8
Barbara Friedson Garrett....................................    273,205(8)           1.5
Lai Kin.....................................................  2,099,500(9)          12.0
Felix S. Sabates............................................     48,000(10)            *
Arnold Thaler...............................................    134,739(11)            *
Raymond So..................................................     58,000(12)            *
Susan J. Ganz...............................................        400                *
Thomas J. Kane..............................................     30,095(13)            *
Desmond Lai.................................................     12,000(14)            *
Ourimbah Investments, Limited...............................  1,739,000(15)         10.0
All directors and executive officers as a group (16
  persons)..................................................  4,146,266(3)-(15)     21.8

---------------

   * Less than 1%.
 (1) Unless otherwise indicated, the address of each of the beneficial owners identified above is c/o Windmere-Durable Holdings, Inc., 5980 Miami Lakes Drive, Miami Lakes, Florida 33014-2467.
 (2) Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options.
 (3) Represents the ownership of options to purchase 49,500 shares of Common Stock that are exercisable within 60 days from the Record Date. Does not include 15,000 shares owned by the wife of Jerald I. Rosen, as to which shares Mr. Rosen disclaims beneficial ownership.
 (4) Includes the ownership of options to purchase 49,500 shares of Common Stock that are exercisable within 60 days from the Record Date. Does not include 424,633 shares owned by the wife of Mr. Sager, as to which shares Mr. Sager disclaims beneficial ownership.
 (5) Includes the ownership of options to purchase 36,000 shares of Common Stock that are exercisable within 60 days from the Record Date.
 (6) Includes the ownership of options to purchase 15,500 shares of Common Stock that are exercisable within 60 days from the Record Date.
 (7) Includes the ownership of options to purchase 796,000 shares of Common Stock that are exercisable within 60 days from the Record Date.
 (8) Includes the ownership of options to purchase 183,000 shares of Common Stock that are exercisable within 60 days from the Record Date.
 (9) Represents options to purchase 10,500 shares of Common Stock that are exercisable within 60 days from the Record Date and 1,739,000 shares and options to purchase 350,000 shares of Common Stock that are exercisable within 60 days from the Record Date owned by Ourimbah Investments, Limited, of which Mr. Lai Kin is Managing Director. Mr. Lai Kin disclaims the ownership of any Common Stock owned by his wife.

(10) Represents the ownership of options to purchase 8,000 shares of Common Stock that are exercisable within 60 days from the Record Date and options to purchase 40,000 shares of Common Stock that are exercisable within 60 days from the Record Date and owned by Top Sales Company, Inc.
(11) Includes the ownership of options to purchase 107,000 shares of Common Stock that are exercisable within 60 days from the Record Date.
(12) Includes the ownership of options to purchase 31,500 shares of Common Stock that are exercisable within 60 days from the Record Date.
(13) Represents options to purchase 30,000 shares of Common Stock that are exercisable within 60 days from the Record Date.
(14) Represents options to purchase 12,000 shares of Common Stock that are exercisable within 60 days from the Record Date. Mr. Lai disclaims the beneficial ownership of the shares of Common Stock held by his wife.
(15) The address of Ourimbah Investments, Limited is 1F, Efficiency House, 35 Tai Yau Street, San Po Kong, Kowloon, Hong Kong.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who own more than ten percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and verbal confirmations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been met except for David M. Friedson, Susan J. Ganz, Thomas J. Kane and Raymond So, who each filed a late report documenting certain share transactions.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

              NAME                AGE                              OFFICE
              ----                ---                              ------
Belvin Friedson.................  72    Chairman Emeritus of the Board of Directors
David M. Friedson...............  41    Chairman of the Board, President and Chief Executive Officer
Arnold Thaler...................  58    Senior Vice President
Barbara Friedson Garrett........  44    Senior Vice President
Harry D. Schulman...............  45    Senior Vice President
Lai Kin.........................  66    Chairman of Durable
Raymond So......................  47    Senior Vice President and Managing Director of Durable
Burton A. Honig.................  59    Vice President -- Finance
David W. O'Neill................  50    President, Windmere Consumer Products, Inc.
Jerald I. Rosen.................  69    Secretary

     BELVIN FRIEDSON founded the Company and is currently Chairman Emeritus of the Board of Directors and a consultant to the Company. Mr. Friedson was Chairman of the Board from 1963 to January 1996. From 1963 to January 1987, Mr. Friedson also served as Chief Executive Officer of the Company and from 1963 to January 1985, he served as President of the Company.

     DAVID M. FRIEDSON has served as Chairman of the Board of the Company since April 1996, Chief Executive Officer of the Company since January 1987 and as President of the Company since January 1985. From June 1976 to January 1985, Mr. Friedson held various other management positions with the Company.

     ARNOLD THALER has served as a Senior Vice President of the Company since February 1996 and has served as an Executive Vice President-Product Development, Engineering and Manufacturing of the Company since December 1988. For ten years prior thereto, Mr. Thaler held various other management positions with the Company.

     BARBARA FRIEDSON GARRETT has served as Senior Vice President of the Company since February 1996 and has served as an Executive Vice President-Sales and Marketing of the Company since December 1988. For ten years prior thereto, Ms. Garrett held various other management positions with the Company.

     HARRY D. SCHULMAN has served as Senior Vice President of the Company since February 1996 and Executive Vice President-Finance and Administration of the Company since February 1993. From March 1990 to January 1993, he served as Senior Vice President-Finance and Administration of the Company. From January 1989 to March 1990, he was Vice President -- Financial Analysis and Administration of the Company. Mr. Schulman has served as Chief Financial Officer of the Company since March 1990.

     LAI KIN has been Chairman of Durable Electrical Metal Factory, Ltd. ("Durable"), a subsidiary of the Company, since 1995. From 1973 to 1995, Mr. Lai was Managing Director of Durable. In addition, Mr. Lai Kin has been Managing Director of Ourimbah Investment, Limited ("Ourimbah"), a holding and investment company, since 1989.

     RAYMOND SO has served as a Senior Vice President of the Company and Managing Director of Durable since February 1996. Prior to his current positions and beginning in 1986, Mr. So held various senior executive management positions with Durable.

     BURTON A. HONIG has served as Vice President-Finance of the Company since December 1982. He was also Treasurer of the Company from March 1987 to March 1992 and from August 1981 to December 1982. Mr. Honig is a Certified Public Accountant.

     DAVID W. O'NEILL has served as President of Windmere Consumer Products, Inc., a subsidiary of the Company, since October 1984.

     JERALD I. ROSEN has served as Secretary of the Company since 1977. Mr. Rosen has been engaged in the practice of law since 1969 and has been a Certified Public Accountant since 1952.

     There is no family relationship between any director, executive officer or nominee, except that David M. Friedson and Barbara Friedson Garrett are the son and daughter of Belvin Friedson, and Desmond Lai is the son of Lai Kin.

     Executive officers serve at the pleasure of the Board of Directors, except as otherwise provided below. See "Executive Officers -- Certain Agreements."

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is presently composed of four Class I directors, five Class II directors and four Class III directors, and on a rotating basis the terms of office of all of the directors in any one class expires each year.

     At the Annual Meeting of Shareholders, four directors, Barbara Friedson Garrett, Susan J. Ganz, Thomas J. Kane and Felix S. Sabates are to be nominated for election to Class I of the Board of Directors, to serve until the 2000 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified.

     Each of the nominees for election as a director of the Company is presently a member of the Board of Directors of the Company. The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee is unable to accept election, proxies solicited hereunder will be voted in favor of the remaining nominees, if any, and for such other persons as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

     David M. Friedson, Barbara Friedson Garrett, Lai Kin, Raymond So, Arnold Thaler and Jerald I. Rosen, each of whom is an executive officer of the Company, are also directors of the Company. Reference is made to the description of the business experience of such individuals set forth above under "Executive Officers."

     The following table sets forth certain information regarding each director and nominee for director:

                                                                                       DIRECTOR
NAME                                     AGE         POSITION WITH THE COMPANY          SINCE
----                                     ---         -------------------------         --------
NOMINEES FOR ELECTION TO CLASS I OF THE BOARD
CLASS I DIRECTORS
Barbara Friedson Garrett...............  44   Director and Senior Vice President         1984
Susan J. Ganz..........................  37   Director                                   1996
Thomas J. Kane.........................  55   Director                                   1996
Felix S. Sabates.......................  55   Director                                   1991
CONTINUING MEMBERS OF THE BOARD
CLASS II DIRECTORS
Leonard Glazer.........................  74   Director                                   1979
Harold Strauss.........................  74   Director                                   1972
Lai Kin................................  67   Director and Chairman of Durable           1989
Raymond So.............................  47   Director and Senior Vice President         1995
Arnold Thaler..........................  58   Director and Senior Vice President         1996
CLASS III DIRECTORS
David M. Friedson......................  41   Chairman of the Board, President and       1982
                                              Chief Executive Officer
Jerald I. Rosen........................  69   Director and Secretary                     1963
Bert Sager.............................  71   Director                                   1963
Desmond Lai............................  32   Director and Director of Durable           1996

CLASS I OUTSIDE DIRECTORS

     SUSAN J. GANZ has served as President and Chief Executive Officer of each of Lion Brothers Co., Inc., a manufacturer of embroidered emblems, and Chesapeake Cap Company, Inc., a manufacturer of headware, for more than the last five years.

     THOMAS J. KANE has served as President of T.J.K. Sales, Inc., an independent sales representative, since he founded such company in 1978.

     FELIX S. SABATES has been Chief Executive Officer of Top Sales Company, Inc., an independent sales representative, since January 1965.

CLASS II OUTSIDE DIRECTORS

     LEONARD GLAZER retired in 1992 and is a private investor. For more than 5 years prior thereto, Mr. Glazer was President of Professional Engineering International, Inc., an engineering consulting firm.

     HAROLD STRAUSS has been a Professor of Business Management and Organizational Behavior at the University of Miami since 1968.

CLASS III OUTSIDE DIRECTORS

     DESMOND LAI has served as a Director of Durable since March 1993 and has held various senior management positions with Durable for more than the last five years.

     BERT SAGER has been an attorney since 1949 and Chairman of the Board of Acorn Venture Capital Corporation, a venture capital company, for more than the past 5 years. Mr. Sager is also a director of Computer Products, Inc., a manufacturer of electronic products.

     The Board of Directors held five meetings during 1996. All of the Company's directors other than Ms. Garrett and Ms. Ganz attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has Audit, Nominating and Compensation Committees. The members of each committee have been appointed by the Board of Directors to serve until their respective successors are elected and qualified.

     Audit Committee. The Audit Committee reviews the scope and results of the audit of the financial statements of the Company and reviews the internal accounting, financial and operating control procedures of the Company. The Audit Committee is composed of Messrs. Rosen, Sager and Strauss, each of whom, in accordance with the rules of the New York Stock Exchange, is independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. The Audit Committee met three times in 1996.

     Nominating Committee. The Nominating Committee considers nominees for membership on the Board of Directors who are recommended by the Company's shareholders. Any nomination by a shareholder of a person to serve as a director of the Company may be made pursuant to notice in writing to the Secretary of the Company delivered to or mailed and received at the principal executive offices of the Company not less than 90 days prior to the meeting at which directors are to be elected; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of such meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of such meeting was mailed or such public disclosure was made. Such shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of any shares of the Company or any subsidiary of the Company which are beneficially owned by such person, (iv) any lawsuits to which such person is a party, (v) the involvement of such person in or with any business which may be competitive with the Company and (vi) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors or in a Schedule 13-D pursuant to any then existing rule or regulation promulgated under the Exchange Act; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee as a director. The Nominating Committee is composed of Mr. David M. Friedson and Messrs. Glazer, Rosen, Sager and Strauss and did not meet in 1996. The functions which in the past have been performed by such committee were performed by the Company's Board of Directors.

     Compensation Committee. The Compensation Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers. The Compensation Committee is also responsible for the administration and award of stock options under the Company's 1992 Employee Incentive Stock Option Plan as well as the award of non-qualified stock options issued pursuant to individual stock option agreements. The Compensation Committee is composed of Messrs. Rosen and Sager, each of whom is an "outside director" within the meaning of Rule 162(m) ("Rule 162(m)") of the Internal Revenue Code of 1986, as amended. Mr. Sabates resigned from the Compensation Committee in May, 1996. The Compensation Committee met twice in 1996.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

     Philosophy. The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation, integrate the compensation of its executive officers with the achievement of the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified management. To meet these objectives, the Compensation Committee attempts to set the compensation of its executive officers at levels that it believes are competitive with other companies of the same size in the Company's industry, in light of the Company's current and anticipated performance. The Compensation Committee endorses the position that equity interest in the Company by management is beneficial in aligning executive officers' and shareholders' interests in the enhancement of shareholder value.

     Components of Executive Compensation. Compensation of the Company's executive officers consists of both cash payments and grants of stock options. The annual cash compensation consists of a base salary and an annual bonus. Longterm incentives are provided through the grant of qualified stock options under the Company's 1992 Employee Incentive Stock Option Plan, the Company's 1996 Stock Option Plan and non-qualified stock options issued pursuant to individual stock option agreements.

     Base Salaries. The Compensation Committee attempts to set base salaries of its executive officers at levels that it believes are competitive with other companies of the same size in the Company's industry. Information about appropriate salary levels has been determined by reviewing the public disclosure of the Company's competitors and through the Company's recruiting activities. Except as described below, salaries are reviewed annually, and any increases are based on competitive practices as well as the performance of the Company and the executive officer.

     Eight of the Company's executive officers, four of whom (including the Chief Executive Officer) are named in the compensation tables following this Report, are parties to Employment Agreements with the Company. Each of these Employment Agreements provides for an annual salary increase equal to the increase in the Consumer Price Index.

     Bonuses. Cash bonuses have been a standard and expected component of compensation at the Company when the Company has experienced particularly positive financial results. During 1997, in recognition of the special efforts made by selected members of management in the United States in helping to achieve the Company's positive 1996 results, a cash incentive award was made to 24 individuals in amounts not exceeding 2.5 months' compensation. Cash bonuses of between one and three months' base salaries were paid to almost all persons employed by the Company's subsidiaries in Hong Kong, in accordance with the customary practice in Hong Kong.

     Stock Options. The Compensation Committee grants stock options to the Company's executive officers pursuant to the Company's 1992 Employee Incentive Stock Option Plan, the Company's 1996 Stock Option Plan and individual stock option agreements. The Compensation Committee has the authority to determine the individuals to whom stock options are awarded, the terms at which option grants are made, the duration of the options and the number of shares subject to each option. The size of the option grants are generally based on the position level of the recipient. Through the award of stock options, the objective of aligning executive officers' long range interests with those of the shareholders is met by providing the executive officers with the opportunity to build a meaningful stake in the Company.

     It is the Compensation Committee's intention that, over time, compensation opportunities from option grants will constitute a significant portion of each executive officer's total compensation. However, there are not automatic grants to each executive officer every year. Instead, the Compensation Committee reviews the performance of the Company overall and of each individual executive officer, as well as past option grants to each executive officer, and makes decisions about recipients and grant sizes for the year. The Chief Executive Officer received a grant of 1,500 options pursuant to the Company's 1988 Director Option Plan in June 1996.

     Compensation of Chief Executive Officer. The Compensation Committee considered a number of factors in determining the compensation to be paid to the Company's Chief Executive Officer, including levels generally paid to executives in the Company's industry, the Company's performance to date, the Chief Executive Officer's contribution to the Company's development and the Company's short- and long-term prospects.

     Members of the Compensation Committee are Jerald I. Rosen (Chairman) and Bert Sager, and through May 13, 1996, Felix S. Sabates.

     Summary Compensation Table. The following table sets forth the aggregate compensation paid during each of the years ended December 31, 1996, 1995 and 1994 to the Company's Chief Executive Officer (the "CEO") and each of the four most highly compensated executive officers of the Company other than the CEO during 1996. The CEO and such other executive officers are sometimes referred to herein as the "Named Executive Officers."

                                                                                LONG TERM
                                                                               COMPENSATION
                                                               ANNUAL          ------------
                                                          COMPENSATION(1)         NUMBER       ALL OTHER
                                               FISCAL   --------------------    OF OPTIONS    COMPENSATION
NAME AND PRINCIPAL POSITION                     YEAR    SALARY($)   BONUS($)    GRANTED(2)        ($)
---------------------------                    ------   ---------   --------   ------------   ------------
David M. Friedson............................   1996     881,280    192,200      601,500         2,357(4)
  Chairman, President and                       1995     745,028          0        1,500         2,357
  Chief Executive Officer                       1994     689,572    161,000      376,500         2,357
Lai Kin......................................   1996     314,322     96,194      351,500(3)          0
  Chairman of Durable                           1995     359,444          0        1,500             0
                                                1994     355,304          0        1,500             0
Barbara Friedson Garrett.....................   1996     290,640     62,252       51,500         2,357(4)
  Senior Vice President                         1995     263,816          0        1,500         2,357
                                                1994     243,607     58,125      101,500         2,357
Raymond So(6)................................   1996     258,193     77,226        1,500             0
  Senior Vice President
Harry D. Schulman(6).........................   1996     252,884     54,962       50,000         2,609(5)

---------------

(1) The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in such column. The aggregate amount of perquisites and other personal benefits provided to each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus of such officer.
(2) See "Option Grants Table" and "Aggregate Option Exercises and Year-End Option Value Table" below for additional information about these options.
(3) Includes 350,000 shares granted to Ourimbah Investments, Limited.
(4) The amount indicated consists of life insurance premiums of $357 paid by the Company on a policy as to which the Named Executive Officer may designate the beneficiary and matching contributions made by the Company of $2,000 to its 401(k) Profit Sharing Plan.
(5) The amount indicated consists of life insurance premiums of $609 paid by the Company on a policy as to which the Named Executive Officer may designate the beneficiary and matching contributions made by the Company of $2,000 to its 401(k) Profit Sharing Plan.
(6) First became one of the five most highly compensated executive officers in 1996.

     Option Grants Table. The following table sets forth certain information concerning grants of stock options made during 1996 to each of the Named Executive Officers. The Company did not grant any stock appreciation rights in 1996.

                                      INDIVIDUAL OPTION GRANTS IN 1996
------------------------------------------------------------------------------------------------------------
                                           NUMBER OF
                                           SECURITIES                            % OF TOTAL
                                           UNDERLYING                             GRANTED      ALTERNATIVE
                                            OPTIONS       OPTION    EXPIRATION       TO         GRANT DATE
                  NAME                      GRANTED      PRICE($)      DATE      EMPLOYEES     VALUE($)(3)
                  ----                     ----------    --------   ----------   ----------   --------------
David M. Friedson........................   350,000        7.2500    01/18/26       23.5        1,757,000
                                            250,000       10.0000    05/14/06       16.8        1,792,500
                                              1,500(1)    13.3125    06/03/07          *           10,860
Barbara Garrett..........................    50,000        7.2500    01/18/06        3.4          159,500
                                              1,500(1)    13.3125    06/03/07          *           10,860
Lai Kin..................................   250,000(2)     7.2500    01/18/06       16.8          945,000
                                              1,500(1)    13.3125    06/03/07          *           10,860
Harry Schulman...........................    50,000        7.2500    01/18/06        3.4          159,500
Raymond So...............................     1,500(1)    13.3125    06/03/07          *           10,860

---------------

  * Less than 1%
(1) The options were granted pursuant to the Company's 1988 Director Option Plan on June 3, 1996.
(2) Granted to Ourimbah.
(3) Based on the binomial option pricing model adapted for use in valuing executive stock options. The estimated values under that model are based on certain assumptions as to variables such as interest rates, stock price volatility and future dividend yields. The actual value, if any, that an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive will be at or near the value estimated by the binomial model.

     Aggregate Option Exercises and Year-End Option Value Table. The following table sets forth certain information concerning unexercised stock options held by the Named Executive Officers as of the end of 1996.

                                                                                                  VALUE OF
                                                                                                UNEXERCISED
                                                                                                IN-THE-MONEY
                                                                     NUMBER OF UNEXERCISED    OPTIONS AT 1996
                                                                     OPTIONS AT 1996 FISCAL        FISCAL
                                           SHARES                           YEAR-END           YEAR-END($)(1)
                                          ACQUIRED        VALUE          EXERCISABLE(E)        EXERCISABLE(E)
NAME                                     ON EXERCISE   REALIZED($)      UNEXERCISABLE(U)      UNEXERCISABLE(U)
----                                     -----------   -----------   ----------------------   ----------------
David M. Friedson......................    25,000        284,375             796,000(E)          4,487,649(E)
                                                                             201,500(U)            575,000(U)
Lai Kin (2)............................        --             --             360,500(E)          2,039,711(E)
                                                                               1,500(U)             10,860(U)
Barbara Friedson Garrett...............        --             --             183,000(E)          1,428,774(E)
                                                                              81,500(U)            460,000(U)
Raymond So.............................     5,000         45,000              31,500(E)            182,719(E)
                                                                              21,500(U)            117,500(U)
Harry D. Schulman......................    10,900        103,700              95,100(E)            674,438(E)
                                                                              75,000(U)            435,625(U)

---------------

(1) Based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 1996, which was $12.875.
(2) Includes transactions of Ourimbah.

     Comparative Performance by the Company. Set forth below is a five-year graphic comparison of the yearly percentage change in the Company's cumulative shareholder return on its Common Stock with the cumulative total return of (i) the Standard & Poor's 500 Stock Index (the "S&P Index") and (ii) appropriate similar companies (the "Peer Group Index"). The companies included as part of the Peer Group Index were selected on the basis of the similarity of such companies to the Company, considering such factors as products sold, market capitalization, existence of public market for the equity securities of such companies and industry within which such companies operate.

        MEASUREMENT PERIOD              WINDMERE          PEER GROUP*          S&P 500
      (FISCAL YEAR COVERED)
1991                                           100.00             100.00             100.00
1992                                           127.00              81.00             108.00
1993                                           187.00              68.00             118.00
1994                                           189.00              61.00             120.00
1995                                           178.00              66.00             165.00
1996                                           339.00              93.00             203.00

---------------

* Peer companies include National Presto Industries Inc., Royal Appliance Manufacturing Co., Helen of Troy Corp., Toastmaster Inc. and Rival Co.

NOTE: Assumes that $100 was invested on December 31, 1991 in Windmere's Common
      Stock, the S&P 500 and the Peer Group and that dividends are reinvested quarterly.

     Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board of Directors consists of Jerald I. Rosen, Bert Sager, and Felix S. Sabates (resigned May 1996). Mr. Rosen serves as Secretary of the Company, although he is not compensated for his services in such capacity. Mr. Sager is an independent director of the Company and neither he nor Mr. Rosen are affiliated with any principal shareholder of the Company. Mr. Sabates is the sole shareholder and Chief Executive Officer of Top Sales Company, Inc. ("Top Sales"). Pursuant to an Agreement dated August 15, 1988 between the Company and Top Sales, Top Sales sells certain products manufactured by the Company. In 1996, the Company paid Top Sales $693,300 pursuant to this Agreement. Each member of the Compensation Committee is an "outside director" within the meaning of Rule 162(m).

     Director Compensation. Directors of the Company who are salaried employees of the Company do not receive any additional compensation for serving as a director or committee member. In 1996, non-employee directors of the Company received $1,500 per month for service on the Board of Directors and $750 for each Board of Directors' meeting attended and for each committee meeting attended.

     In 1989, the Board of Directors and the shareholders of the Company adopted the 1988 Director Option Plan (the "Director Plan") to attract and retain the services of experienced and knowledgeable directors and to provide an incentive for such persons to increase their proprietary interest in the Company's long-term success and progress.

     Under the terms of the Director Plan, which is administered by a committee composed of Burton A. Honig, Joseph Reid, Vice President -- Operations of the Company, and another officer of the Company, options to purchase an aggregate of 375,000 shares of Common Stock may be issued to the directors of the Company. Under the Plan, on June 1, 1988 each director was granted nonqualified options to purchase shares of Common Stock ("option shares") in an amount determined in accordance with the following formula:

1,500    X   number of completed years of        +   1,500 = number of option shares
             service on the Company's Board of
             Directors through June 1, 1988

     In addition, 1,500 option shares are granted to each of the Company's then serving directors on June 1 (or, if June 1 is not a business day, on the next succeeding business day) of each successive year commencing on June 1, 1989 and ending with the last grant of options under the Director Plan on June 1, 1997. The option price of each option granted under the Director Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant, and no option may be exercised before the first anniversary of the date upon which it was granted (the "Vesting Date"). Options granted under the Director Plan, which remain unexercised, expire upon the earlier of (i) the date which is ten years from the Vesting Date, (ii) eighteen months after the date the optionee ceases to be a director or (iii) one year after death. In the event of a change in control of the Company, as defined in the Director Plan, all options become immediately exercisable with respect to the full number of option shares.

     In June 1996, an automatic grant of 1,500 shares was made to each of the Company's directors.

EMPLOYMENT CONTRACTS

     The Company entered into an employment agreement with David M. Friedson, dated July 18, 1983, which has been amended from time to time. Under this agreement, among other things, Mr. Friedson is employed for a five-year term, which term is automatically extended each year for an additional one-year period unless written notice of an intention not to extend is given by either party. This agreement provides for a minimum annual base salary which, as of December 31, 1996, was $898,560, which amount is subject to adjustment in subsequent periods according to changes in the Consumer Price Index, in addition to other benefits. If, at any time during the term of the agreement, there shall be a change in control of the Company, then Mr. Friedson shall have the option of terminating his employment upon 60 days' notice and, in such event, any outstanding options held by Mr. Friedson may be exercised and sold without restrictions imposed by the Company, and the Company shall pay Mr. Friedson a lump sum equal to three times Mr. Friedson's then annual salary. Such lump sum payment would be in lieu of any compensation that would otherwise be due and payable under this agreement. In consideration for such lump sum payment, Mr. Friedson has agreed to consult with the Company and its officers after termination of his employment, if requested to do so, for a period of four years from the date of such termination, devoting such time to such services as Mr. Friedson believes to be reasonable.

     The Company entered into employment agreements with Barbara Friedson Garrett and Harry D. Schulman (collectively, the "Employees"). These agreements, as amended from time to time, provide, among other things, for the employment of Ms. Garrett and Mr. Schulman as Senior Vice Presidents, each for an initial term of three years, which terms are each automatically extended each year for an additional one-year period unless written notice of an intention not to extend is given by either party. Under these agreements, the Employees are each entitled to a minimum annual base salary which, as of December 31, 1996, was $285,012 for Ms. Garrett, and $250,016 for Mr. Schulman, which amounts are subject to adjustment in subsequent periods according to changes in the Consumer Price Index, in addition to other benefits. If at any time during the term of these agreements, there shall be a change in control of the Company, then each Employee shall have the option of terminating his or her employment upon 60 days' notice and, in such event, any outstanding options held by the Employee may be exercised and sold without restrictions imposed by the Company, and the Company shall pay such Employee a lump sum equal to three times the Employee's prevailing annual salary. Such lump sum payment would be in lieu of any compensation that would otherwise be due thereafter under these agreements. In consideration for such lump sum payment, each Employee has agreed to consult with the Company and its officers after termination of his or her employment, if requested to do so, for a period of four years from the date of such termination, devoting only such time to such services as the Employee believes to be reasonable.

     Durable has entered into employment agreements with Lai Kin and Raymond So (collectively, the "Durable Employees"). These agreements, as amended from time to time, provide, among other things, for the employment of Messrs. Lai Kin and Raymond So, as Chairman and Managing Director, respectively, of Durable, each for an initial term of three years, which terms are each automatically extended each year for an additional one-year period unless written notice of an intention not to extend is given by either party. Under these agreements, the Durable Employees are each entitled to a minimum annual base salary which, as of December 31, 1996, was $311,300 for Lai Kin and $258,193 for Raymond So, which amounts are subject to adjustment in subsequent periods according to changes in the Consumer Price Index, in addition to other benefits. If at any time during the term of these agreements, there shall be a change in control of the Company, then each Durable Employee shall have the option of terminating his or her employment upon 60 days' notice and, in such event, any outstanding options held by the Durable Employee may be exercised and sold without restrictions imposed by the Company, and the Company shall pay such Durable Employee a lump sum equal to three times the Durable Employee's prevailing annual salary. Such lump sum payment would be in lieu of any compensation that would otherwise be due thereafter under these agreements. In consideration for such lump sum payment, each Durable Employee has agreed to consult with the Company and its officers after termination of his or her employment, if requested to do so, for a period of four years from the date of such termination, devoting only such time to such services as the Durable Employee believes to be reasonable.

     Upon Mr. Lai's resignation or termination as Chairman of Durable, the Company has agreed to employ Mr. Lai as a consultant to the Company and Durable and any of their affiliates at a salary equal to 60% of Mr. Lai's annual base salary from Durable in the fiscal year immediately preceding his resignation or termination from Durable. Pursuant to this agreement, Mr. Lai will be employed as a consultant for a three-year period which is automatically extended by one year on the first day of the second year of each three-year period unless two years' prior written notice is given to terminate the agreement, in which event the term of the agreement will be automatically extended for one additional year beyond the expiration of the then current three year period.

                              CERTAIN TRANSACTIONS

     The Company has agreed to use its best efforts to recommend to its shareholders and directors that Lai Kin, Chairman of Durable and Managing Director of Ourimbah, be appointed as, and remain a member of, the Company's Board of Directors for such time as Mr. Lai continues to be an indirect shareholder of the Company and continues to be employed by Durable and/or any other affiliate of the Company.

     In April 1994, in connection with the purchase by the Company of 20% of the outstanding shares of capital stock of Durable from Ourimbah, which resulted in Durable becoming a wholly-owned subsidiary of the Company, the Company agreed upon a Change of Control of the Company (as defined in said agreement), to make an additional payment to Ourimbah in respect of shares of Durable being purchased under such agreement equal to the greater of (i) the same multiple of earnings per share paid for the shares of Common Stock of the Company received in connection with such Change of Control or (ii) the same multiple of net asset value per share paid for the shares of Common Stock of the Company received in connection with such Change of Control. In addition, the Company agreed to use its best efforts to recommend to the shareholders and directors of the Company that two individuals to be nominated by Mr. Lai and deemed suitable by the Company be appointed as members of the Company's Board of Directors. The Company further agreed that the composition of Durable's Board of Directors shall initially remain equally divided between each of the present designees of Ourimbah and persons selected by the Company. Accordingly, for so long as such designees of Ourimbah who are present members of the Board of Directors of Durable (the "Durable Board"): (i) remains a shareholder of Ourimbah, and (ii) Ourimbah remains a shareholder of the Company, the Company shall vote its shares of Durable to appoint such designees of

Ourimbah to the Durable Board. When any member of the Durable Board who has been designated by Ourimbah ceases to be a shareholder of Ourimbah, such designee shall no longer be entitled to serve on the Durable Board, and the Company shall have the right to designate a replacement member to the Durable Board in its sole discretion.

     During 1996, the Company continued to make a series of personal loans bearing interest at prevailing market rates to David M. Friedson, the Company's Chairman of the Board, President and Chief Executive Officer. As of March 26, 1997, the balance of such loans was approximately $942,100.

     In 1986, the Company made a non-interest bearing loan of $78,000 to Mr. Lai, a Director of the Company. Such loan was outstanding as of the date of this Proxy Statement.

     In December 1991, the Company loaned $300,000 to Lion Redcliff Import and Export, Ltd., a company owned 50% by the Company and 50% by an entity whose President, Ms. Susan J. Ganz, is also a Director of the Company. At present, such obligation bears a prime rate of interest. The principal amount is payable in periodic installments commencing May 1996. As of the date of this Proxy Statement, the balance of such loan was $250,000.

     In 1996, the Company made commission payments of $469,000 to an entity whose President, Mr. Thomas J. Kane, is also a Director of the Company.

     Reference is made to "Executive Compensation -- Compensation Committee Interlocks and Insider Participation" for a discussion of the relationship between Felix Sabates, Top Sales and the Company.

                  PROPOSAL TO APPROVE AND RATIFY THE COMPANY'S
                             1996 STOCK OPTION PLAN

     The Company's Board of Directors has unanimously adopted, subject to the approval and ratification by the Company's shareholders, a resolution to approve the Company's 1996 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan authorizes 850,000 shares for issuance upon exercise of stock options. The current text of the Stock Option Plan is attached hereto as Exhibit A. The material features of the Stock Option Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Stock Option Plan.

     The purpose of the Stock Option Plan is to provide additional incentives to attract and retain qualified and competent employees, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the Stock Option Plan authorizes (a) the granting of incentive or non-qualified stock options to purchase Common Stock to employees of the Company (approximately 200 persons) satisfying the description above, (b) the provision of loans for the purpose of financing the exercise of options and the amount of taxes payable in connection therewith, and (c) the use of already owned Common Stock as payment of the exercise price for options granted under the Stock Option Plan.

     The Stock Option Plan provides that it shall be administered by a committee consisting of two or more directors designated by the Board of Directors (the "Committee"). The Committee in its sole discretion, determines the persons to be awarded options, the number of shares subject thereto and the exercise price and other terms thereof (the Board of Directors may, however, reserve to itself the power to grant options to employees or directors who are not Covered Employees (as such term is defined in the Stock Option Plan)). In addition, the Committee has full power and authority to construe and interpret the Stock Option Plan, and the acts of the Committee are final, conclusive and binding upon all interested parties, including the Company, its shareholders, its officers and employees, recipients of grants under the Stock Option Plan and all persons or entities claiming by or through such persons. The Board has designated the Company's Compensation Committee to administer the Stock Option Plan. The Company's Compensation Committee is currently comprised of Messrs. Jerald I. Rosen and Bert Sager.

     Options are intended to be granted primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Because persons to whom grants of options are to be made are to be determined from time to time by the Committee, in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will receive options or the number of shares for which options will be granted to any such employee, except to the extent already granted or conditionally granted. However, the Stock Option Plan specifically provides for the granting to each director of the Company on June 1, 1998 and on each anniversary thereof during the term of the Stock Option Plan, nonqualified options to purchase 1,500 shares of Common Stock at a price not less than 100% of the fair market value of the Common Stock on the date of the option grant.

     Assuming approval of the Stock Option Plan, an aggregate of 850,000 shares of Common Stock (subject to adjustment as discussed below) will be reserved for sale upon exercise of options granted under the Stock Option Plan. As of April 8, 1997, options to purchase 250,000 shares of Common Stock are issued and outstanding under the Stock Option Plan. The Company's shareholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the Stock Option Plan. If any option granted under the Stock Option Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the Stock Option Plan.

     The following table sets forth, as of April 8, 1997, certain information regarding options granted under the Stock Option Plan to the persons and groups indicated. None of such options are currently exercisable.

                                                          NUMBER OF                           VALUE OF
                                                        SHARES SUBJECT   EXERCISE PRICE      OPTIONS AT
NAME AND POSITION                                         TO OPTIONS       PER SHARE      APRIL 8, 1997(1)
-----------------                                       --------------   --------------   ----------------
David M. Friedson.....................................     250,000           $10.00           $937,500
  Chairman of the Board, President
  and Chief Executive Officer
All current executive officers as a group.............     250,000           $10.00           $937,500
All current directors who are not executive officers
  as a group..........................................          --               --                 --
All employees as a group, other than executive
  officers............................................          --               --                 --

---------------

(1) The closing sale price of the Common Stock on April 8, 1997 was $13.75 per share. Value is calculated by multiplying (a) the difference between $13.75 and the option exercise price by (b) the number of shares of Common Stock underlying the option.

TERMS AND CONDITIONS

     All options granted under the Stock Option Plan shall be evidenced by a written agreement between the Company and the grantee. Such agreements shall contain such terms and conditions, consistent with the Stock Option Plan, relating to the grant, the time or times of exercise and other terms of the options as the Committee prescribes.

     Under the Stock Option Plan, the option price per share for incentive stock options may not be less than the fair market value of the underlying shares on the date of grant. For purposes of the Stock Option Plan and subject to the Committee's sole discretion to determine otherwise in a fair and uniform manner, the term "fair market value" means (i) the last reported sale price of the Common Stock as reported on a national securities exchange or by the National Association of Securities Dealers Automated Quotation National Market System or
(ii) the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated. If neither (i) nor
(ii) above are applicable, then fair market value shall be determined in good faith by the Committee in a fair and uniform manner.

     The exercise price of an option may be paid in (1) in cash, (2) by certified or official bank check, (3) by money order, (4) with shares of Common Stock owned by the Optionee that have been owned by the Optionee for more than 6 months on the date of surrender or such other period as may be required to avoid a charge to the Company's earnings for financial accounting purposes, (5) by authorization for the Company to withhold shares of Common Stock issuable upon exercise of the Option, (6) by delivery of a properly executed exercise notice together with such other documentation as the Committee shall require to effect an exercise of the an option and delivery to the Company of the sale or loan proceeds required to pay the option price, or (7) any combination of the foregoing. The Stock Option Plan also authorizes the Company to make loans to optionees to enable them to exercise their options. Such loans must at a minimum
(i) provide for recourse to the optionee, (ii) bear interest at a rate no less than the prime rate of interest of the Company's principal lender, and (iii) be secured by the shares of Common Stock purchased. Cash payments will be used by the Company for general corporate purposes.

     The use of already owned shares of Common Stock may be applied to payment for the exercise of an option in a single transaction and to the "pyramiding" of already owned shares in successive, simultaneous option exercises. In general, pyramiding permits an option holder to start with as little as one share of Common Stock and exercise an entire option to the extent then exercisable. By utilizing already owned shares of Common Stock, no cash (except for fractional share adjustments) is needed to exercise an option. Consequently, the optionee would receive Common Stock equal in value to the spread between the fair market value of the shares subject to the option and the exercise price of the option.

     No option granted under the Stock Option Plan is assignable or transferable, other than by will or by the laws of descent and distribution, unless the Committee's prior written consent is obtained and the proposed transaction does not violate the requirements of Rule 16b-3 promulgated under the Exchange Act or preclude the use of a Form S-8 for the registration of the underlying securities. During the lifetime of an optionee, an option is exercisable only by such optionee or permitted assigns. The expiration date of an option will be determined by the Committee at the time of the grant, but in no event will an option be exercisable after the expiration of ten years from the date of grant. An option may be exercised at any time or from time to time or only after a period of time or in installments, as the Committee determines. The Committee may in its sole discretion accelerate the date on which any option may be exercised.

     The unexercised portion of any option granted to an employee under the Stock Option Plan shall automatically be terminated (a) three months after the date on which the optionee's employment is terminated for any reason other than
(i) Cause (as defined in the Stock Option Plan); (ii) mental or physical disability; or (iii) death; (b) immediately upon the termination of the optionee's employment for Cause; (c) one year after the date on which the optionee's employment is terminated by reason of mental or physical disabilities; or (d) one year after the date on which the optionee's employment is terminated by reason of the death of the employee; or one year after the date on which the optionee shall die if such death shall occur during the one year period following the termination of the optionee's employment by reason of mental or physical disability.

     To prevent dilution of the rights of a holder of an option, the Stock Option Plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares. Provisions governing the effect upon options of a merger, consolidation or other reorganization of the Company are also included in the Stock Option Plan.

AMENDMENTS

     No option may be granted under the Stock Option Plan after May 14, 2006. The Board and the Committee each may from time to time amend the Stock Option Plan or any option granted thereunder; provided, however, that, except to the extent provided in the Stock Option Plan with respect to certain corporate actions, no such amendment may, without approval by the shareholders of the Company, (i) increase the number of securities which may be issued under the Stock Option Plan pursuant to the exercise of incentive stock options or (ii) modify the requirements as to eligibility for participation in the Stock Option Plan.

            FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK OPTION PLAN

     The Stock Option Plan is not qualified under the provisions of section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     Non-Qualified Stock Options. On exercise of a non-qualified stock option granted under the Stock Option Plan, an Optionee (other than an officer or director of the Company) will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the Option of the shares of Common Stock acquired on exercise over the exercise price. That income will be subject to the withholding of Federal income tax. The Optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the Option, and his holding period for those shares will begin on that date.

     An officer or director of the Company or any other person to whom the short-swing profit recovery provisions of section 16(b) of the Exchange Act apply in connection with an option under the Stock Option Plan (a "Reporting Person") generally will not recognize ordinary income until the earlier of the expiration of the six month period after the exercise of an Option and the first day on which a sale at a profit of shares acquired on exercise of the Option would not subject the Reporting Person to suit under section 16(b) of the

Exchange Act. The amount of ordinary income will equal the excess, if any, of the fair market value of the shares on the date the income is recognized over the exercise price of the Option. A Reporting Person, however, is entitled under section 83(b) of the Code to elect to recognize ordinary income on the date of exercise of the Option, in which case the amount of income will be equal to the excess, if any, of the fair market value of the shares on that date over the exercise price of the Option. A section 83(b) election must be made within 30 days after exercising an Option.

     If an Optionee pays for shares of Common Stock on exercise of an Option by delivering shares of the Company's Common Stock, the Optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the Optionee's tax basis in them. The Optionee, however, otherwise will be taxed on the exercise of the Option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the Option, the Optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The Optionee's tax basis and holding period for the additional shares received on exercise of the Option will be the same as if the Optionee had exercised the Option solely in exchange for cash.

     The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the Optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

     Incentive Stock Options. Under the Code, an Optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the Optionee holds a share received on exercise of an incentive stock option for at least two years from the date the Option was granted and at least one year from the date the Option was exercised (the "Required Holding Period"), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

     If, however, an Optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a "Disqualifying Disposition"), the Optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the Option, the amount of ordinary income the Optionee recognizes will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the Option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

     An Optionee who exercises an incentive stock option by delivering shares of Common Stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

     For purposes of the alternative minimum tax, the amount by which the fair market value of a share of Common Stock acquired on exercise of an incentive stock option exceeds the exercise price of that Option generally will be an item of adjustment included in the Optionee's alternative minimum taxable income for the year in which the Option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the Option is exercised, there will be no item of adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the Optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the item of adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the Option is exercised.

     The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by any particular optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

     Importance of Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any optionee under the Stock Option Plan may depend on his particular situation, each Optionee should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an Option or the disposition of Common Stock acquired on exercise of an Option.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE WILL BE REQUIRED FOR APPROVAL AND RATIFICATION OF THE STOCK OPTION PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE AND RATIFY THE STOCK OPTION PLAN.

                       PROPOSAL TO APPROVE THE COMPANY'S
                      1997 CASH BONUS PERFORMANCE PLAN FOR
                               EXECUTIVE OFFICERS

     The Company's Board of Directors has unanimously adopted, subject to the approval by the Company's shareholders, a resolution to approve the Company's 1997 Cash Bonus Performance Plan for Executive Officers (the "Cash Bonus Plan"). The current text of the Cash Bonus Plan is attached hereto as Exhibit B. The material features of the Cash Bonus Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Cash Bonus Plan.

     The purpose of the Cash Bonus Plan is to promote the success of the Company by providing to participating executives bonus incentives that qualify as performance-based compensation within the meaning of Section 162(m) of the Code ("162(m)"). In furtherance of this purpose, the Cash Bonus Plan authorizes the Company's Compensation Committee to establish and administer performance criteria pursuant to which eligible executives may receive designated cash bonus ("Bonus") compensation.

     The Compensation Committee in its sole discretion determines the executives (the "Participants") eligible for Bonus awards and, subject to the terms of the Cash Bonus Plan, the amount of such Bonuses. The Compensation Committee has the authority to construe and interpret the Cash Bonus Plan, except as otherwise provided in the Cash Bonus Plan, and may adopt rules and regulations governing the administration thereof. The specific performance criteria must be established by the Compensation Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the performance criteria remains substantially uncertain within the meaning of Section 162(m). Each Participant may receive a Bonus if and only if the performance criteria established by the Compensation Committee is attained. Notwithstanding the fact that the performance criteria established by the Compensation Committee has been met, the Company may pay a Bonus of less than the amount determined by the Compensation Committee or may pay no Bonus at all, unless the Compensation Committee otherwise expressly provides by written contract or other written commitment.

     Maximum Individual Bonus. No Participant shall receive a Bonus under the Cash Bonus Plan for any fiscal year in excess of $5 million, in the case of the Company's Chief Executive Officer, or $2.5 million, in the case of any other Participant. In addition, no Participant shall receive any payment under the Cash Bonus Plan unless the Compensation Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Cash Bonus Plan and that the performance criteria and any other material terms previously established by the Compensation Committee or set forth in the Cash Bonus Plan were in fact satisfied.

     Any Bonuses granted by the Compensation Committee under the Cash Bonus Plan shall be paid as soon as practicable, unless the Compensation Committee elects to defer such payment in its sole discretion, following the Compensation Committee's written certification of its determinations. Any such payment shall be in cash or cash equivalents, subject to applicable withholding requirements.

     Bonuses are intended to be granted primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Because the exact Participants under the Cash Bonus Plan are to be determined from time to time by the Compensation Committee, in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will receive Bonuses or the amounts of such bonuses.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE WILL BE REQUIRED FOR APPROVAL OF THE PROPOSAL TO ADOPT THE CASH BONUS PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE CASH BONUS PLAN.

           RATIFICATION OF THE REAPPOINTMENT OF THE COMPANY'S AUDITOR

     The Board of Directors recommends that the appointment of Grant Thornton, independent certified public accountants, as the Company's auditors for the fiscal year ending December 31, 1997, be ratified by the Company's shareholders. Grant Thornton has audited the books and records of the Company since 1976. Although the appointment of Grant Thornton as independent auditors of the Company does not require ratification, the Board of Directors considers it appropriate to obtain such ratification. Accordingly, the vote of shareholders on this matter is advisory in nature and has no binding effect upon the Board of Directors' appointment of Grant Thornton. A representative of Grant Thornton is expected to be present at the Annual Meeting to make a statement, if he desires to do so, and to respond to appropriate questions.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business to be presented at the Company's 1997 Annual Meeting of Shareholders. If any other business should properly come before the Company's 1997 Annual Meeting of Shareholders, the persons named in the accompanying proxy will vote thereon as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, proposals of shareholders intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received in writing by the Company's Secretary at the Company's principal executive offices not later than December 20, 1997 in order to be included in the Company's Proxy Statement and form of Proxy relating to that Annual Meeting.

                                          By Order of the Board of Directors

                                          Jerald I. Rosen, Secretary

Miami Lakes, Florida
April 18, 1997

                                                                       EXHIBIT A

                        WINDMERE-DURABLE HOLDINGS, INC.

                             1996 STOCK OPTION PLAN

     1. Purpose. The purpose of this Plan is to advance the interests of Windmere-Durable Holdings, Inc., a Florida corporation (the "Company"), by providing an additional incentive to attract, retain and motivate qualified and competent persons who are key to the Company and its Subsidiaries, including employees, officers, directors, independent contractors and consultants and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

     2. Definitions. As used herein, the following terms shall have the meaning indicated:

          (a) "Affiliate" shall mean any corporation other than the Company that is a member of an affiliated group of corporations, as defined in Section 1504 (determined without regard to Section 1504(b)) of the Code, of which the Company is a member.

          (b) "Board" shall mean the Board of Directors of the Company.

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (d) "Committee" shall mean the committee appointed pursuant to Section 13 hereof to administer the Plan.

          (e) "Common Stock" shall mean the Company's Common Stock, par value $0.10 per share.

          (f) "Company" shall refer to Windmere-Durable Holdings, Inc.

          (g) "Covered Employee" shall mean any individual who, on the last day of the taxable year of the Company, is (i) the Chief Executive Officer of the Company or is acting in such capacity (the "CEO"), (ii) among the four highest compensated officers of the Company and its Affiliates (other than the CEO), or (iii) otherwise considered to be a "Covered Employee" within the meaning of Section 162(m) of the Code and the regulations thereunder.

          (h) "Director" shall mean a member of the Board.

          (i) "Effective Date" shall mean May 14, 1996.

          (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (k) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock for such day on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If neither (i), (ii), or (iii) above is applicable, then Fair Market Value shall be determined in good faith by the Committee in a fair and uniform manner.

          (l) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Code.

          (m) "Non-Employee Director" shall refer to a Director who is not an employee of the Company or any Subsidiary.

          (n) "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

          (o) "Option" (when capitalized) shall mean any option granted under this Plan.

          (p) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any permitted assigns.

          (q) "Outside Director" shall mean a member of the Board who (i) is not a current employee of the Company or any Affiliate, (ii) is not a former employee of the Company or any Affiliate who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or any Affiliate; (iv) does not receive remuneration from the Company or any Subsidiary, either directly or indirectly, in any capacity other than as a Director; and (v) satisfies any other conditions that shall from time to time be required to qualify as an "outside director" under Section 162(m) of the Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Exchange Act. For this purpose, "Remuneration" shall have the meaning afforded that term pursuant to Treasury Regulations issued under Section 162(m) of the Code, and shall exclude any de minimis remuneration excluded under those Treasury Regulations.

          (r) "Plan" shall mean this 1996 Stock Option Plan for the Company.

          (s) "Share(s)" shall mean a share or shares of the Common Stock.

          (t) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3. Shares and Options. The Committee may grant to Optionees from time to time, Options to purchase an aggregate of up to 850,000 Shares from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Qualified Stock Option as determined by the Committee at the time of the grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Qualified Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.

     4. Dollar Limitation. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and any Subsidiary), exceeds $100,000.

     5. Conditions for Grant of Options.

          (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee who are Directors and/or employees of the Company or any Subsidiary.

          (b) In granting Options, the Committee shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may, from time to time in granting Options, prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, and/or upon the attainment of stated goals, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

          (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.

          (d) Each Director of the Company on June 1, 1998 and on each anniversary thereof during the term of the Plan shall receive a grant, as soon after such date as reasonably possible, of nonqualified options to purchase 1,500 shares of Common Stock at a price not less than 100% of the fair market value of the Common Stock on the date of the particular option grant.

          (e) Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary, as those terms are defined in Section 424 of the Code, at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

          (f) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of Shares with respect to which Options may be granted to any one Optionee may not exceed 500,000, subject to adjustment as provided in Section 10(a) hereof.

          (g) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, Options may not be granted to a Covered Employee unless the grant of such Option is authorized by, and all of the terms of such Options are determined by, a Committee that is appointed in accordance with Section 13 of this Plan and all of whose members are Outside Directors.

     6. Option Price. The option price per Share of any Option shall be any price determined by the Committee, but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

     7. Exercise of Options. An Option shall be deemed exercised when (i) the Company or the Committee has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid (1) in cash, (2) by certified or official bank check, (3) by money order, (4) with Shares owned by the Optionee that have been owned by the Optionee for more than 6 months on the date of surrender or such other period as may be required to avoid a charge to the Company's earnings for financial accounting purposes, (5) by authorization for the Company to withhold Shares issuable upon exercise of the Option, (6) by arrangement with a broker that is acceptable to the Committee where payment of the Option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the Option Shares to the Company in payment of the Option price, or (7) any combination of the foregoing. The Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, and subject to applicable law, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall
(i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate no less than the prime rate of the Company's principal lender, and (iv) contain such other terms as the Board in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

     8. Exercisability of Options. Except as otherwise provided in this Section 8, any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option.

          (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date on which the Option is granted.

          (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable:

             (i) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

             (ii) if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

             (iii) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

          (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option.

     9. Termination of Option Period.

          (a) The unexercised portion of any Option granted to an Optionee shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

             (i) three months after the date on which the Optionee's employment with the Company or any Subsidiary, or service as a Director, is terminated or, in the case of a Non-Qualified Stock Option and unless the Committee shall otherwise determine in writing in its sole discretion, the date on which the Optionee's employment with the Company or any Subsidiary, or service as a Director, is terminated, in either case for any reason other than by reason of (A) Cause, which shall mean "Cause" under such Optionee's employment agreement, if any, and which, solely for purposes of this Plan, also shall mean the termination of the Optionee's employment or the removal of the Optionee as a Director by reason of the Optionee's willful misconduct or gross negligence, (B) the Optionee's mental or physical disability (within the meaning of Code
        Section 22(e)) as determined by a medical doctor satisfactory to the Committee, or (C) the Optionee's death;

             (ii) immediately upon the termination of the Optionee's employment with the Company or any Subsidiary, or service as a Director, for Cause;

             (iii) twelve months after the date on which the Optionee's employment with the Company or any Subsidiary, or service as a Director is terminated by reason of mental or physical disability (within the meaning of Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee; or

             (iv) (A) twelve months after the date of the Optionee's death or
        (B) three months after the date of the Optionee's death if such death shall occur during the twelve month period specified in Subsection 9(a)(iii) hereof.

          (b) The Board or the Committee in its sole discretion may by giving written notice (the "Cancellation Notice") cancel, effective upon the date of the consummation of any corporate transaction described in Subsections 8(b)(i), (ii) or (iii) hereof, any Option that remains unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

          (c) Notwithstanding the provisions of this Section 9 or any other provision in this Plan, the exercise of any Option shall be subject to satisfaction of the conditions precedent that, without the prior written consent of the Company, the Optionee (i) does not intend to take employment or render services to others within six months of the exercise of any Option (ii) has neither taken other employment nor rendered services to others or (iii) has not and does not intend to engage in conduct that adversely effects the Company.

     10. Adjustment of Shares.

          (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

             (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, and to any one Optionee, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

             (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

          (b) Unless otherwise provided in any Option, the Committee may change the terms of Options outstanding under this Plan, including with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsections 8(b)(i), (ii) or (iii) hereof.

          (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

          (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise or would otherwise prohibit the registration of the Common Stock on Form S-B.

     11. Transferability of Options and Shares.

          (a) No Incentive Stock Option and, unless the Committee's prior written consent is obtained and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Exchange Act or would otherwise prohibit the registration of the Common Stock on Form S-8, no Non-Qualified Stock Option, shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee's lifetime only by the Optionee, or in the case of a Non-Qualified Stock Option that has been assigned or otherwise transferred with the Committee's prior written consent, only by the assignee consented to by the Committee.

          (b) Unless the Committee's prior written consent is obtained and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Exchange Act, no Shares acquired by an Officer, as that term is defined under Rule 16b-3, of the Company or Director pursuant to the exercise of an Option may be sold, assigned, pledged or otherwise transferred prior to the expiration of the six-month period following the date on which the Option was granted.

     12. Issuance of Shares.

          (a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

          (b) As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

             (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

             (ii) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

     13. Administration of the Plan.

          (a) The Plan shall be administered by the Committee, which shall consist of not less than two Directors, each of whom shall be Outside Directors. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board, and any vacancy occurring in the membership of the Committee may be filled by appointment of the Board.

          (b) The Board may reserve to itself the power to grant Options to employees or Directors of the Company or any Subsidiary who are not Covered Employees. If and to the extent that the Board reserves such powers, then all references herein to the Committee shall refer to the Board with respect to the Options granted by the Board.

          (c) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The Committee's determinations and its interpretation and construction of any provision of the Plan shall be final and conclusive.

          (d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

     14. Withholding or Deduction for Taxes. If at any time specified herein for the making of any issuance or delivery of any Option or Common Stock to any Optionee, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

     15. Interpretation.

          (a) As it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Board and the Committee each may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

          (b) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under section 422 of the Code. If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

          (c) This Plan shall be governed by the laws of the State of Florida.

          (d) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

          (e) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

     16. Amendment and Discontinuation of the Plan. The Board and the Committee each may from time to time amend the Plan or any Option in accordance with the rules and regulations of the applicable United States national securities exchange or automated quotation system; provided, however, that, except to the extent provided in Section 10, no such amendment may, without approval by the shareholders of the Company, (i) increase the number of securities which may be issued under the Plan pursuant to the exercise of Incentive Stock Options, (ii) modify the requirements as to eligibility for participation in the Plan or (iii) increase the aggregate number of Options that may be granted to any one Optionee; and provided further, that, except to the extent provided in Section 9, no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

     17. Effective Date and Termination Date. The Plan shall be effective upon the Effective Date and shall terminate on the 10th anniversary of the Effective Date.

                                                                       EXHIBIT B

                        WINDMERE-DURABLE HOLDINGS, INC.

                        1997 CASH BONUS PERFORMANCE PLAN
                             FOR EXECUTIVE OFFICERS

SECTION 1.  PURPOSE OF PLAN

     The purpose of the Plan is to promote the success of the Company by providing to participating executives bonus incentives that qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

SECTION 2.  DEFINITIONS AND TERMS

     2.1. Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles.

     2.2. Specific Terms. The following words and phrases as used herein shall have the following meanings:

          "Base Salary" with respect to any Performance Period means the aggregate base annualized salary of a Participant at the time the Participant is selected to participate for that Performance Period, exclusive of any commissions or other actual or imputed income from any Company-provided benefits or perquisites, but prior to any reductions for salary deferred pursuant to any deferred compensation plan or for contributions to a plan qualifying under Section 401(k) of the Code or contributions to a cafeteria plan under Section 125 of the Code.

          "Bonus" means a cash payment or payment opportunity as the context requires.

          "Business Criteria" means any one or any combination of Net Income, Return on Equity, Return on Assets, EPS or the closing of an acquisition or acquisitions having an aggregate value in excess of a percentage specified by the Committee of the Company's shareholders equity set forth in the audited consolidated financial statements of the Company for the annual period immediately preceding the Performance Period.

          "Change in Control" shall refer to such corporate event where:

          (i) there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

          (ii) the shareholders of the Company approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

          (iii) the shareholders of the Company approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means the Compensation Committee of the Company which has been established to administer the Plan in accordance with Section 3.1 and
     Section 162(m) of the Code.

          "Company" means Windmere-Durable Holdings, Inc. and any successor whether by merger, ownership of all or substantially all of its assets or otherwise.

          "Disability" shall have such meaning attributed thereto in the Company's long-term disability plan, or, if no such plan exists, shall mean a "Permanent and Total Disability" as defined in Code Section 22(e).

          "EPS" for any Year means earnings per share of the Company as reported in the Company's Consolidated Statement of Income set forth in the audited consolidated financial statements of the Company for the Year.

          "Executive" means a key employee (including any officer) of the Company.

          "Net Income" for any Year means the consolidated net income of the Company as reported in the audited consolidated financial statements of the Company for the Year.

          "Participant" means an Executive selected to participate in the Plan by the Committee.

          "Performance Period" means the Year or Years with respect to which the Performance Targets are set by the Committee.

          "Performance Target(s)" means the specific objective goal or goals (which may be cumulative and/or alternative) that are timely set in writing by the Committee for each Executive for the Performance Period with respect to any one or more of the Business Criteria.

          "Plan" means the Company's 1997 Cash Bonus Performance Plan for Executive Officers as amended from time to time.

          "Return on Assets" means Net Income divided by the average of the total assets of the Company at the end of the fiscal quarters of the Year as reported by the Company in its consolidated financial statements.

          "Return on Equity" means the Net Income divided by the average of the common stockholders equity of the Company at the end of each of the fiscal quarters of the Year as reported by the Company in its consolidated financial statements.

          "Section 162(m)" means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

          "Year" means any one or more fiscal years of the Company commencing on or after January 1, 1997 that represent(s) the applicable Performance Period.

SECTION 3.  ADMINISTRATION OF THE PLAN

     3.1. The Committee. The Plan shall be administered by a Committee consisting solely of at least two members of the Board of Directors of the Company, duly authorized by the Board of Directors of the Company to administer the Plan, who (i) are not eligible to participate in the Plan and (ii) are "outside directors" within the meaning of Section 162(m).

     3.2. Powers of the Committee. The Committee shall have the sole authority to establish and administer the Performance Target(s) and the responsibility of determining from among the Executives those persons who will participate in and receive Bonuses under the Plan and, subject to Sections 4 and 5 of the Plan, the amount of such Bonuses and shall otherwise be responsible for the administration of the Plan, in accordance with its terms. The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein) and any agreement or other document relating to any Bonus under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto. For each Performance Period, the Committee shall determine, at the time the Business Criteria and the Performance Target(s) are set, those Executives who are selected as Participants in the Plan.

     3.3. Requisite Action. A majority (but not fewer than two) of the members of the Committee shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.

     3.4. Express Authority (and Limitations on Authority) to Change Terms and Conditions of Bonus. Without limiting the Committee's authority under other provisions of the Plan, but subject to any express limitations of the Plan and
Section 5.8, the Committee shall have the authority to accelerate a Bonus (after the attainment of the applicable Performance Target(s)) and to waive restrictive conditions for a Bonus (including any forfeiture conditions, but not Performance Target(s)), in such circumstances as the Committee deems appropriate. In the case of any acceleration of a Bonus after the attainment of the applicable Performance Target(s), the amount payable shall be discounted to its present value using an interest rate equal to Moody's Average Corporate Bond Yield for the month preceding the month in which such acceleration occurs.

SECTION 4.  BONUS PROVISIONS

     4.1. Provision for Bonus. Each Participant may receive a Bonus if and only if the Performance Target(s) established by the Committee, relative to the applicable Business Criteria, are attained. The applicable Performance Period and Performance Target(s) shall be determined by the Committee consistent with the terms of the Plan and Section 162(m). Notwithstanding the fact that the Performance Target(s) have been attained, the Company may pay a Bonus of less than the amount determined by the formula or standard established pursuant to
Section 4.2 or may pay no Bonus at all, unless the Committee expressly provides otherwise by written contract or other written commitment.

     4.2. Selection of Performance Target(s). The specific Performance Target(s) with respect to the Business Criteria must be established by the Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Section 162(m). At the time the Performance Target(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, and for any person who may become a Participant after the Performance Target(s) are set, the method of computing the specific amount that will represent the maximum amount of Bonus payable to the Participant if the Performance Target(s) are attained, subject to Sections 4.1, 4.3, 4.8, 5.1 and 5.8.

     4.3. Maximum Individual Bonus. Notwithstanding any other provision hereof, no Executive shall receive a Bonus under the Plan for any fiscal year in excess of $5 million, in the case of the Chief Executive Officer of the Company, or $2.5 million, in the case of any other Executive.

     4.4. Selection of Participants. For each Performance Period, the Committee shall determine, at the time the Business Criteria and the Performance Target(s) are set, those Executives who will participate in the Plan.

     4.5. Effect of Mid-Year Commencement of Service. To the extent compatible with Sections 4.2 and 5.8, if services as an Executive commence after the adoption of the Plan and the Performance Target(s) are established for a Performance Period, the Committee may grant a Bonus that is proportionately adjusted based on the period of actual service during the Year; the amount of any Bonus paid to such person shall not exceed that proportionate amount.

     4.6. Termination of Employment During Year. Unless otherwise determined by the Committee or required by applicable law or pursuant to any written agreement between the Company and the Executive:

          (a) no Bonus shall be payable to an Executive if the Executive is not employed by the Company or any subsidiary of the Company on the last day of the Performance Period for which the Bonus is otherwise payable, unless the Executive's employment with the Company and its subsidiaries terminates during the Performance Period by reason of the Executive's death or Disability or following a Change in Control, and

          (b) in the event of the Executive's death or Disability during the Performance Period, or in the event of the termination of the Executive's employment for any reason following a Change in Control that occurs during the Performance Period, the Executive (or the Executive's legal representative or beneficiary) shall receive a Bonus equal to the product of (i) the Bonus he would have received for the entire Performance Period, multiplied by (ii) a fraction, the numerator of which is the number of days during the Performance Period in which the Executive was an employee of the Company or its subsidiaries, and the denominator of which is the number of days in the Performance Period.

Payment of such Bonus shall be made in accordance with Section 4.10 hereof.

     4.7. Accounting Changes. Subject to Section 5.8, if, after the Performance Target(s) are established for a Performance Period, a change occurs in the applicable accounting principles or practices, the amount of the Bonuses paid under this Plan for such Performance Period shall be determined without regard to such change.

     4.8. Committee Discretion to Determine Bonuses. The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant's Bonus shall be calculated (in accordance with Section 4.2), whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of the Plan and of any other written commitment authorized by the Committee. To this same extent, the Committee may at any time establish additional conditions and terms of payment of Bonuses (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. The Committee may not, however, increase the maximum amount permitted to be paid to any individual under Section 4.2 or 4.3 of the Plan or award a Bonus under this Plan if the applicable Performance Target(s) have not been satisfied.

     4.9. Committee Certification. No Executive shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Target(s) and any other material terms previously established by the Committee or set forth in the Plan were in fact satisfied.

     4.10. Time of Payment. Any Bonuses granted by the Committee under the Plan shall be paid as soon as practicable following the Committee's determinations under this Section 4 and the certification of the Committee's findings under
Section 4.9. Any such payment shall be in cash or cash equivalents, subject to applicable withholding requirements. If and to the extent permitted by the Committee, and in accordance with such rules as the Committee may from time to time adopt, Participants may, prior to the beginning of any Performance Period, elect to defer the payout of all or any portion of a Bonus relating to such Performance Period. In the case of the delay of a Bonus otherwise payable at or after the attainment and certification of the applicable Performance Target(s), any additional amount payable shall be based on Moody's Average Corporate Bond Yield over the deferral period.

SECTION 5.  GENERAL PROVISIONS

     5.1. No Right to Bonus or Continued Employment. Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 5.1, any predecessor or subsidiary), the Board of Directors of the Company or the Committee in respect of the Plan, shall be held or construed to confer upon any person any legal right to receive, or any interest in, a Bonus or any other benefit under the Plan, or any legal right to be continued in the employ of the Company. The Company expressly reserves any and all rights to discharge an Executive in its sole discretion, without liability of any person, entity or governing body under the Plan or otherwise, except to the extent otherwise provided in any written employment agreement between the Company and the Executive. Notwithstanding any other provision hereof and notwithstanding the fact that the Performance Target(s) have been attained and/or the individual maximum amounts pursuant to Section 4.2 have been calculated, the Company shall have no obligation to pay any Bonus hereunder nor to pay the maximum amount so calculated, unless the Committee otherwise expressly provides by written contract or other written commitment.

     5.2. Discretion of Company, Board of Directors and Committee. Any decision made or action taken by the Company or by the Board of Directors of the Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons. No member of the Committee shall have any liability for actions taken or omitted under the Plan by the member or any other person.

     5.3. Absence of Liability. A member of the Board of Directors of the Company or a member of the Committee or any officer of the Company shall not be liable for any act or inaction hereunder, whether of commission or omission.

     5.4. No Funding of Plan. The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an "unfunded" plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any obligations of the Company to any Participant under the Plan shall be those of a debtor and any rights of any Participant or former Participant shall be limited to those of a general unsecured creditor.

     5.5. Non-Transferability of Benefits and Interests. Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant. This
Section 5.5 shall not apply to an assignment of a contingency or payment due after the death of the Executive to the deceased Executive's legal representative or beneficiary.

     5.6. Law to Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Florida.

     5.7. Non-Exclusivity. Subject to Section 5.8, the Plan does not limit the authority of the Company, the Board or the Committee, or any subsidiary of the Company, to grant awards or authorize any other compensation under any other plan or authority, including, without limitation, awards or other compensation based on the same Performance Target(s) used under the Plan. In addition, Executives not selected to participate in the Plan may participate in other plans of the Company.

     5.8. Section 162(m) Conditions; Bifurcation of Plan. It is the intent of the Company that the Plan and Bonuses paid hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any Bonus intended or required in order to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

SECTION 6.  EFFECTIVE DATE, AMENDMENTS, SUSPENSION OR TERMINATION OF PLAN

     The Plan shall be effective as of January 1, 1997, subject to its approval by shareholders of the Company at the annual meeting of shareholders to be held May 20, 1997, or any adjournment or postponement thereof. The Board of Directors or the Committee may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan. Notwithstanding the foregoing, no amendment may be effective without Board of Directors and/or shareholder approval if such approval is necessary to comply with the applicable rules under Section 162(m) of the Code. Unless sooner terminated by the Board of Directors or the Committee, to the extent necessary to ensure that Bonuses paid to Executives may be deductible under Section 162(m) for federal income tax purposes, the Plan shall terminate as of the date of the Company's first meeting of the Company's shareholders occurring during the year 2002, unless the term of the Plan is extended and reapproved at such shareholders' meeting. No additional Bonuses may be payable after termination of the Plan. Termination of the Plan shall not affect any Bonuses due and outstanding on the date of termination and such Bonuses shall continue to be subject to the terms of the Plan notwithstanding its termination.

                        WINDMERE-DURABLE HOLDINGS, INC.


                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS


        The undersigned hereby appoints Burton A. Honig and Joann Ledbetter and each of them, each with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of Windmere-Durable Holdings, Inc. (the "Company") to be held at the Hotel Inter-Continental Miami, 100 Chopin Plaza, Mezzanine-West, Miami, Florida 33131, on May 20, 1997 at 10:00 a.m., local time, and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this card, and in their discretion upon such other matters as may come before the meeting.

                         (To be Signed on Reverse Side)
                                                                 [SEE REVERSE
                                                                     SIDE]


        PLEASE RETURN THIS PROXY TO THE COMPANY AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING,
              REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.





                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------


A [X]  Please mark your
       votes as in this
       example.



                   FOR   WITHHELD                                                                      FOR    AGAINST    ABSTAIN
1.  Election of    [ ]     [ ]       Nominees: Barbara Friedson Garrett        2. Approve and ratify   [ ]      [ ]        [ ]
    Directors                                  Susan J. Ganz                      the Company's
                                               Thomas J. Kane                     1996 Stock
                                               Felix S. Sabates                   Option Plan.

For, except vote withheld from the following nominee(s)


-------------------------------------------------------
                                                                               3. Approve the          [ ]      [ ]        [ ]
                                                                                  Company's 1997 Cash
                                                                                  Bonus Plan for
                                                                                  Executive Officers.

                                                                               4. Ratification of the  [ ]      [ ]        [ ]
                                                                                  appointment of
                                                                                  auditors.


                                                                                THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF A
                                                                                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
                                                                                WINDMERE-DURABLE HOLDINGS, INC. CALLED FOR MAY 20,
                                                                                1997 AND A PROXY STATEMENT FOR THE ANNUAL MEETING
                                                                                PRIOR TO THE APPROVING OF THIS PROXY.

                                                                                THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS
                                                                                SPECIFIED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY
                                                                                WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.


                                                                                PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.


SIGNATURE(S)  _____________________________________________________________________________ DATE   ______________________________


NOTE: Please sign exactly as your name(s) appear(s) on this Proxy, Joint Owners should each sign. When signing in a representative capacity, please give title.

